INTERNATIONAL HERITAGE, INCORPORATED
       1996 EMPLOYEE STOCK OPTION PLAN STOCK AGREEMENT

     1. Grant of Option. International Heritage, Incorporated, a Nevada corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the International Heritage, Incorporated 1996 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

          If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

     2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Section 4 hereof and Section 9 of the Plan as follows:

          (i)  Right to Exercise.

               This Option may not be exercised for a fraction of a share.

               (b) In the event of Optionee's death, Disability or other termination of relationship, the exercisability of the Option is governed by Sections 5, 6 and 7 below, subject to the limitation contained in subsection
(2)(i)(c).

               (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

          (ii) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as
may be required by the Company pursuant to the provisions of the Plan.   Such
written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

          No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to the Shares.

     3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee and upon the acceptance by the Administrator:

          cash;

          check;

          promissory note;

          surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;

          (v) authorization from the Company to retain from the total number of shares as to which the Option is exercised that number of shares having a Fair Market Value on the date of said exercise equal to the exercise price for the total number of shares as to which the option is exercised;

          (vi) delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price;

          (vii) by delivering an irrevocable subscription agreement for the shares which irrevocably obligates the optionholder to take and pay for the shares not more than twelve (12) months after the date of delivery of the subscription agreement;

          (viii) Employee Payroll Deduction Plan which will require the Employee to execute an agreement authorizing withholding from income for a minimum six (6) month period. Amounts accrued will be used to cover the cost of exercise and any taxes or fees associated with the cost of exercise. Options must be exercised in 250 share minimum increments under the Employee Payroll Deduction Plan;

          (ix) any combination of the foregoing methods of payment; or

          (x) such other consideration and method of payment of the issuance of shares the extent permitted under applicable laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may reasonably be expected to benefit the Company.

     4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     5. Termination of Relationship. In the event of termination of Optionee's consulting relationship or Continuous Status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the Termination Date, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     6.   Disability of Optionee.  Notwithstanding the provisions of Section
5 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of his or her Disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option as of the date of termination, or if Optionee does not exercise such option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     7. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent the Optionee could exercise the Option at the date of death.

     8. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner otherwise than by will or by the laws of descent or distribution and may be exercised, during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Any disposition of the shares issued under the Plan by the Optionee not made in accordance with the Plan or the Agreement will be void. The Company will not recognize, or have a duty to recognize, any disposition not made in accordance with the Plan and the Agreement, and the shares transferred will continue to be bound by the Plan and the Agreement.

     9. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

     10. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a Nonstatutory Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. However, the timing of this income recognition may be deferred for up to six (6) months if Optionee is subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an Employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (i) by cash payment, or (ii) out of Optionee's current compensation, or (iii) if permitted by the Administrator, in his or her discretion, by surrendering to the Company Shares which (a) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender and (b) have a Fair Market Value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (iv) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of shares having a Fair Market Value equal to the amount required to be withheld. For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

          If the Optionee is subject to Section 16 of the Exchange Act (an "Insider"), any surrender of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          the election must be made on or prior to the applicable Tax Date;

          (ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (iii) all elections shall be subject to the consent or disapproval of the Administrator; and

          (iv) if the Optionee is an Insider, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (i) Exercise of Incentive Stock Option. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the Date of Exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (ii) Exercise of Nonstatutory Stock Option. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the Date of Exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (iii) Disposition of Shares. In the case of a Nonstatutory Stock Option, if Shares are held for at least one (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for at least one (1) year after exercise and are disposed of at least two (2) years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of within such one-year period or within two (2) years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extend of the excess, if any, of the Fair Market Value of the Shares on the Date of Exercise over the Exercise Price.

          (iv) Notice of Disqualifying Disposition of Incentive Stock
Option Shares. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock option on or before the later of (a) the date two (2) years after the Date of Grant, or (b) the date one (1) year after Date of Exercise, the Optionee shall immediately notify the Company in
writing of such disposition.   Optionee agrees that the Optionee may be
subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the compensation paid to the Optionee.

                              INTERNATIONAL HERITAGE, INCORPORATED
                              a Nevada corporation

                              By:  /S/ Stanley H. Van Etten
                                   Stanley H. Van Etten
                                   President and CEO

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT, INDEPENDENT CONTRACTORSHIP OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions thereof, Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan.

Dated:_________________________     _________________________________(SEAL)
                              Optionee

                              Printed Name: __________________________

                           EXHIBIT A

               INTERNATIONAL HERITAGE, INCORPORATED

                 1996 EMPLOYEE STOCK OPTION PLAN

                        EXERCISE NOTICE


Attention:  Corporate Secretary
International Heritage, Incorporated
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina  27608

     1. Exercise of Option. Effective as of today, ___________ 19___, the undersigned ("Optionee") hereby elects Optionee's option to purchase _____________ shares of the Common Stock (the "Shares") of International Heritage, Incorporated (the "Company") under and pursuant to the Company's
1996 Employee Stock Option Plan, as amended (the "Plan") and the [   ]
Incentive [   ] Nonstatutory Stock Option Agreement dated ________________
(the "Option Agreement").

     2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except, as provided in Section 12 of the Plan.

     Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the right of First Refusal hereunder. Under such exercise, Optionee shall have no further rights of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

     4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5.   Stock-Transfer Orders; Refusal to Transfer.

          (a) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (b) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan or this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     6. Market Standoff Agreement. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended ("1933 Act"), Optionee shall not sell or otherwise transfer any shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first two registration statements of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     7. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     8. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or Administrator of the Plan, which shall review such dispute. Any such review by the Board or Administrator shall be final and binding on the Company and on Optionee.

     9. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     10. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     12. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

     13. Entire Agreement. The Plan and Notice of Stock Option Grant are incorporated herein by reference. This Agreement, the Plan and the Notice of Stock Option Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter.

Submitted by:                 Accepted by:

OPTIONEE:                     INTERNATIONAL HERITAGE, INCORPORATED
                              a Nevada Corporation


_____________________________(SEAL)     By:
Signature


__________________________________ Its:
Printed Name
Address:                      Address:

__________________________________ 2626 Glenwood Avenue, Suite 200
__________________________________ Raleigh, North Carolina 27608
__________________________________

              NOTICE OF SHARE WITHHOLDING ELECTION
              INTERNATIONAL HERITAGE, INCORPORATED
                1996 EMPLOYEE STOCK OPTION PLAN


International Heritage, Incorporated
Attn:  Stock Option Plan Administrator
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina  27608


     This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

     (1) My correct name and social security number and my current address are set forth at the end of this document.

     (2)  I am (check one, whichever is applicable).

          Q    the original recipient of the Option.

          Q the legal representative of the estate of the original recipient of the Option.

          Q    a legatee of the original recipient of the Option.

          Q    the legal guardian of the original recipient of the Option.

     (3) The Option pursuant to which this election relates was issued under the International Heritage, Incorporated 1996 Employee Stock Option Plan (the "Plan") in the name of __________________ [Optionee Name] for the purchase of a total of __________ [total number of Shares subject to Option] Shares of Common Stock. This election relates to __________ [number] Shares of Common Stock issuable upon exercise of the Option (the "Common Stock"), provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

     (4) In connection with any exercise of the Option with respect to the Common Stock, I hereby elect to have certain of the Shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the Shares applied to pay federal, state and local, if any, taxes arising from the exercise.

          The Shares to be withheld shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

     (5) This Withholding Election is made on or prior to the applicable Tax Date and is otherwise timely made pursuant to the Plan.

     (6) I understand that this Withholding Election may not be revised, amended or revoked by me (except in a manner that satisfies the requirements of the exemption provided under Rule 16b-3 promulgated under the Securities Exchange Act of 1934).

     (7) I further understand that the Company shall withhold from the Common Stock a whole number of Shares of Common Stock having the value specified in Paragraph 4 above.

     (8) The Plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election is made to without definition shall have the meanings given to them in the Plan.


Date:___________________________
                                   Signature

                                      ___________________________________
                                   Name (Printed)

                                   ___________________________________
                                   Street Address


                                   City, State, Zip Code


                                   Social Security Number

cc:  Payroll Department

              INTERNATIONAL HERITAGE, INCORPORATED
                1996 EMPLOYEE STOCK OPTION PLAN
         EMPLOYEE  STOCK OPTION PAYROLL DEDUCTION PLAN
                         AUTHORIZATION

International Heritage, Incorporated
Attn:  Stock Option Plan Administrator
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina  27608


     The undersigned Employee of International Heritage, Inc., a wholly owned subsidiary of International Heritage, Incorporated, and an Optionee under the International Heritage, Incorporated 1996 Employee Stock Option Plan (the "Plan"), hereby:

     1. Certifies that my correct name and social security number and my current address are set forth below.
     2. Agrees to the withholding of $______________ [amount] from each paycheck, to be accrued toward the exercise of my Options granted under the Plan.

     3. Understands and agrees to the withholding of such funds for a minimum of six (6) months. I may not adjust the withholding amount until six (6) months from the date of this enrollment in this Employee Stock Option Payroll Deduction Plan; however, there is no limitation to the additional amounts I may contribute toward the Exercise Price during any period.

     4. Acknowledges that all applicable fees and taxes shall be applied to the Exercise Price.

     5. Agrees to execute any other documents the Administrator may require for the exercise of my Options pursuant to this Employee Stock Option Payroll Deduction Plan.

     6. Understands and agrees to the exercise of my Options in minimum increments of 250 shares, automatically upon the accrual of the Exercise Price therefore.*

     7. Requests that my certificates be prepared in the name of: and be delivered to:

          (please specify account number; if any):
                                                                **

Date:_______________________________________________________
                                   Signature

Name (Printed)


                                   Street Address


                                   City, State, Zip Code

                                   Social Security Number


* Automatic exercise shall occur on or about the first day not subject to restriction on trading by Employees pursuant to the Company Insider Trading Policy, after the pay period in which funds sufficient to cover the Exercise Price are accrued.

** Pursuant to Paragraph 10 of the Plan and Paragraph 8 of the Agreement, the Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Any disposition of the shares issued under the Plan by the Optionee not made in accordance with the Plan or the Agreement will be void. The Company will not recognize, or have a duty to recognize, any disposition not made in accordance with the Plan and the Agreement, and the shares transferred will continue to be bound by the Plan and the Agreement.